Exhibit (j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Seasons Series Trust of our report dated May 28, 2020, relating to the financial statements and financial highlights, which appears in SA Allocation Balanced Portfolio’s, SA Allocation Growth Portfolio’s, SA Allocation Moderate Growth Portfolio’s, SA Allocation Moderate Portfolio’s, SA Columbia Focused Value Portfolio’s, SA Multi-Managed Diversified Fixed Income Portfolio’s, SA Multi-Managed Growth Portfolio’s, SA Multi-Managed Income/Equity Portfolio’s, SA Multi-Managed Income Portfolio’s, SA Multi-Managed International Equity Portfolio’s, SA Multi-Managed Large Cap Growth Portfolio’s, SA Multi-Managed Large Cap Value Portfolio’s, SA Multi-Managed Mid Cap Growth Portfolio’s, SA Multi-Managed Mid Cap Value Portfolio’s, SA Multi-Managed Moderate Growth Portfolio’s, SA Multi-Managed Small Cap Portfolio, SA Putnam Asset Allocation Diversified Growth Portfolio’s, SA T. Rowe Price Growth Stock Portfolio’s and SA Wellington Real Return Portfolio’s Annual Report on Form N-CSR for the year ended March 31, 2020. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm and Legal Counsel” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
July 23, 2020